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                                                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 12, 1996, except for Note 17, as to which the date is November 6, 1996, in the Registration Statement (Form S-4) and related Prospectus of International Knife & Saw, Inc. for the registration of $90,000,000 of its 11-3/8% Senior Subordinated Notes due 2006.


                                        /s/  Ernst & Young LLP


Cincinnati, Ohio
December 5, 1996